Exhibit 10.2

PLACEMENT AGENCY AGREEMENT

November 10, 2026

Callan JMB Inc.

244 Flightline Drive

Spring Branch, Texas 78070

Attn: Wayne Williams

Dear Mr. Williams:

This letter agreement (the “Agreement”) constitutes the agreement between Alexander Capital, L.P. (“Alexander”), as placement agent (the “Placement Agent”) and Callan JMB Inc., a company incorporated under the laws of the State of Nevada (the “Company”), pursuant to which the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of (i) shares of common stock (the “Shares”) of the Company, par value $0.001 per share (“Common Stock”), and (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”). The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are referred to herein as the “Pre-Funded Warrant Shares,” and the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are collectively referred to herein as the “Securities”. The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and, collectively, the “Purchasers”), and nothing herein constitutes that the Placement Agent has the power or authority to bind the Company or any Purchaser or obligates the Company to issue any Securities or complete the Placement. In connection with the Placement, the Company and the Purchasers will enter into a securities purchase agreement in a form mutually agreed upon by the Company and the Placement Agent (the “Purchase Agreement”). The Company and the Placement Agent may establish minimum investment thresholds applicable to investors participating in the Placement. This Agreement, the Purchase Agreement, the Pre-Funded Warrants and the other documents executed and delivered in connection with the Placement are collectively referred to herein as the “Transaction Documents”. The date on which the terms of the Placement, including the Per Share Purchase Price and the Pre-Funded Warrant Purchase Price, as such terms are defined in the Purchase Agreement, are established shall be referred to herein as the “Pricing Date.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. With the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. Prior to the signing of any Purchase Agreement, executive officers of the Company will be available upon reasonable notice and during normal business hours to answer inquiries from prospective Purchasers. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. Each of the representations and warranties, together with any related disclosure schedules thereto, and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated by reference into this Agreement as though fully set forth herein and is, as of the date made and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. For the avoidance of doubt, the representations, warranties and covenants incorporated herein from the Purchase Agreement include those relating to the authorization, execution and delivery of the Pre-Funded Warrants and the authorization, reservation and issuance of the Pre-Funded Warrant Shares. In addition to the foregoing, the Company represents and warrants that:

1. The Placement Agent Warrant (as defined below) has been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued and will constitute the binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity. The Placement Agent Warrant Shares (as defined below), when issued in accordance with the terms of the Placement Agent Warrant, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. As of the Closing Date, the Company will have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Placement Agent Warrant. The execution, delivery and performance by the Company of the Placement Agent Warrant do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other such organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

B. Covenants of the Company. Other than materials approved in advance by the Company and the Placement Agent, neither the Company, the Placement Agent nor any of their respective representatives has distributed or will distribute any written offering materials in connection with the Placement. The Placement Agent shall offer the Securities only to prospective investors that it reasonably believes are “accredited investors” within the meaning of Rule 501(a) under the Securities Act. Neither the Company nor the Placement Agent shall engage in any form of general solicitation or general advertising in connection with the Placement. The Company shall comply with the restrictions set forth in Section 4.11 of the Purchase Agreement.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT.

The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker-dealer under the Exchange Act, (iii) is licensed as a broker-dealer under the laws of the jurisdictions in which such registration or licensing is required to perform its obligations hereunder, (iv) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (v) has full power and authority to enter into and perform its obligations under this Agreement, (vi) is acquiring the Placement Agent Warrant for investment for the Placement Agent’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Placement Agent has no present intention of selling, granting any participation in, or otherwise distributing the same, (vii) is not purchasing the Placement Agent Warrant as a result of any advertisement, article, notice or other communication regarding the Placement Agent Warrant published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Placement Agent, any other general solicitation or general advertisement, (viii) is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (ix) has substantial experience in making investment decisions of this type and has such knowledge and experience in financial and business matters that the Placement Agent is capable of evaluating the merits and risks of an investment in the Company. The Placement Agent covenants that it will use its reasonable best efforts to conduct the offer and placement of the Securities hereunder in compliance with this Agreement and applicable law.

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SECTION 3. COMPENSATION.

A. In consideration of the services to be provided hereunder, the Company shall pay to the Placement Agent or its designees the following compensation with respect to the placement of the Securities:

1.A cash fee (the “Cash Fee”) equal to six percent (6.0%) of the aggregate purchase price paid by all investors for Securities sold in the Placement. For the avoidance of doubt, the aggregate purchase price for the Pre-Funded Warrants shall include the purchase price paid for the Pre-Funded Warrants at the Closing but shall not include any exercise price subsequently paid upon exercise thereof. The Placement Agent may, in its sole discretion, reallow or credit a portion of the Cash Fee to selected dealers, members of the selling group or other designees of the Placement Agent. The Cash Fee shall be paid to the Placement Agent or its designees at the Closing of the Placement from the gross proceeds of the Securities sold at such Closing.

2. A Warrant (the “Placement Agent Warrant”) to the Placement Agent (or its designated affiliates) exercisable for a number of shares of Common Stock (the “PA Warrant Shares”) equal to four percent (4.0%) of the total number of Shares and Pre-Funded Warrants being sold in the Placement. The Placement Agent Warrant will be immediately exercisable upon issuance and will expire five years after the commencement of sales in the offering. The Placement Agent Warrant will be exercisable at a price equal to 100% of the Per Share Purchase Price in the Placement.

3. The Placement Agent reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

4. The Company shall reimburse the Placement Agent for its reasonable and documented legal fees and other out-of-pocket expenses incurred in connection with the Placement, subject to the limitations set forth in the engagement letter between the Company and the Placement Agent.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification Provisions”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder shall be until the earlier of (i) the final closing date of the Placement and (ii) the date a party terminates the engagement according to the terms of the next sentence (such date, the “Termination Date” and the period of time during which this Agreement remains in effect is referred to herein as the “Term”). After an initial period of three (3) business days from the date hereof, the engagement may be terminated at any time by either party upon five (5) days written notice to the other party, effective upon receipt of written notice to that effect by the other party. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 3 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees due to the Placement Agent shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement. Notwithstanding the foregoing, any provisions of the engagement letter between the Company and the Placement Agent relating to indemnification, contribution, expense reimbursement, rights of first refusal, tail fees and confidentiality shall survive in accordance with their respective terms unless expressly superseded by this Agreement.

SECTION 6. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

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SECTION 8. CLOSING. The obligations of the Placement Agent to perform its services hereunder through the Closing Date are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein and in the Purchase Agreement, the accuracy of the statements of the Company contained in certificates delivered pursuant hereto, the performance by the Company of its obligations under the Transaction Documents, and the satisfaction or waiver by the Placement Agent of each of the following conditions:

A. The Purchase Agreement shall have been duly executed and delivered by the Company and the applicable Purchasers and shall be in full force and effect. The Company shall have duly executed and delivered the Pre-Funded Warrants to each Purchaser acquiring Pre-Funded Warrants at the Closing.

B. The Placement Agent and the Purchasers shall have completed their respective legal, business and financial due diligence investigations of the Company, with results reasonably satisfactory to the Placement Agent and the applicable Purchasers.

C. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Purchase Agreement, the Pre-Funded Warrants, the Shares and the Pre-Funded Warrant Shares and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

D. The Placement Agent shall have received a written legal opinion of Company Counsel, addressed to the Placement Agent and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, including customary opinions that (i) the Pre-Funded Warrants have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, subject to customary qualifications, and (ii) the Pre-Funded Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Pre-Funded Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

E. On the Closing Date, the Placement Agent shall have received a certificate of the Secretary of the Company, dated as of the Closing Date, certifying as to (i) the Company’s organizational documents, (ii) the resolutions of the Board of Directors authorizing the Transaction Documents, the Placement, the issuance and sale of the Shares and the Pre-Funded Warrants and the reservation and issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants, and (iii) the incumbency and signatures of the officers executing the Transaction Documents, together with a recent certificate of good standing issued by the Secretary of State of the State of Nevada.

F. On the Closing Date, the Placement Agent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Company contained in this Agreement and the Purchase Agreement are true and correct as of the Closing Date, except to the extent expressly made as of an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) the Company has performed in all material respects all obligations required to be performed by it under the Transaction Documents at or prior to the Closing.

G. On the Closing Date, the Placement Agent shall have received the duly executed Placement Agent Warrant.

H. The Company (i) shall not have sustained since the date of the latest audited financial statements included in the SEC Reports, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the SEC Reports, and (ii) since the date of the latest audited financial statements included in the SEC Reports there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, otherwise than as set forth in the SEC Reports, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement.

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I. The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Common Stock shall be listed for trading on the Trading Market or other applicable U.S. national exchange and reasonable evidence of such action, if available, shall have been provided to the Placement Agent upon its request. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing. The Company shall have furnished evidence reasonably satisfactory to the Placement Agent that any notice of issuance or listing application required by the Trading Market with respect to the Shares and the Pre-Funded Warrant Shares has been submitted or filed, as applicable.

J. The Company shall have delivered irrevocable instructions to the Transfer Agent, in form and substance reasonably satisfactory to the Placement Agent, instructing the Transfer Agent to deliver the Shares to the Purchasers on the Closing Date through the facilities of The Depository Trust Company by DWAC or such other book-entry procedure as the Placement Agent may direct. The Company shall have delivered the duly executed Pre-Funded Warrants to the applicable Purchasers and shall have provided the Transfer Agent with irrevocable instructions to reserve a number of shares of Common Stock sufficient to permit the issuance of all Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants.

K. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

L. The Company shall have prepared a press release and a Current Report on Form 8-K disclosing the material terms of the Placement, including the material terms of the Pre-Funded Warrants, and all other material non-public information provided to prospective Purchasers in connection therewith, and shall be prepared to issue and file such disclosures by the Disclosure Time specified in the Purchase Agreement. The Current Report on Form 8-K shall include the material Transaction Documents as exhibits to the extent required by applicable law, and the Placement Agent shall be reasonably satisfied with the form and substance of such disclosures.

M. [Reserved.]

N. The offer and sale of the Shares and the Pre-Funded Warrants shall be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, and the Company shall have made, or shall be prepared timely to make, all filings required in connection therewith, including any required Form D and applicable state securities-law notices.

O. To the extent applicable, FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. The Company shall, if reasonably requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf any filing with FINRA required in connection with the Placement and shall pay all applicable filing fees.

P. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request. If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agent pursuant to this Section 8 shall not be reasonably satisfactory in form and substance to the Placement Agent, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

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SECTION 9. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

SECTION 10. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, except for those provisions of any engagement letter expressly preserved pursuant to Section 5. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Placement Agent and the Company. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Signatures delivered by electronic transmission, including by email in PDF format or through an electronic-signature platform, shall be deemed effective as original signatures for all purposes.

SECTION 11. CONFIDENTIALITY. The Placement Agent (i) will not (except as required by applicable law, regulation or legal process (“Legal Requirement”)), without the Company’s prior written consent, disclose to any person any Confidential Information (as defined below), and (ii) will not use any Confidential Information other than in connection with advising the Company regarding the Placement. The Placement Agent further agrees to disclose the Confidential Information only to its Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by the Placement Agent of the confidential nature of the Confidential Information. The Placement Agent shall be responsible for any breach of the confidentiality obligations herein by its Representatives. The term “Confidential Information” shall mean all proprietary information (whether written, oral or electronic communications) furnished by the Company to the Placement Agent or its Representatives in connection with the Placement Agent’s evaluation of the Placement. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by the Placement Agent or its Representatives in violation of this Agreement, (ii) is or becomes available to the Placement Agent or any of its Representatives on a non-confidential basis from a third-party, (iii) is known to the Placement Agent or any of its Representatives prior to disclosure by the Company or any of its Representatives, or (iv) is or has been independently developed by the Placement Agent and/or the Representatives without use of or access to any Confidential Information furnished to it by the Company. The term “Representatives” shall mean the Placement Agent’s directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until two years from the date hereof. Notwithstanding any of the foregoing, in the event that the Placement Agent or any of its Representatives are required by Legal Requirement to disclose any of the Confidential Information, the Placement Agent and its Representatives will furnish only that portion of the Confidential Information which the Placement Agent or its Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the next business day following deposit with a nationally recognized overnight courier service for next-business-day delivery, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, from and after any Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Alexander the enclosed copy of this Agreement.

Very truly yours,

ALEXANDER CAPITAL, L.P.

By:	/s/ Christopher Carlin
Name:	Christopher Carlin
Title:	Head of Global Equity Capital Markets

Address for notice:
10 Drs James Parker Boulevard #202 Red Bank, New Jersey 07701
Attention:	Christopher Carlin
Email:	ccarlin@alexandercapitallp.com

with a copy, which shall not constitute notice, to:

Sullivan & Worcester LLP
1251 Avenue of the Americas New York, New York 10020
Attention:	David E. Danovitch, Esq.
Email:	ddanovitch@sullivanlaw.com

Accepted and Agreed to as of the date first written above:
CALLAN JMB INC.

By:	/s/ Wayne Williams
Name:	Wayne Williams
Title:	Chief Executive Officer

Address for notice:
244 Flightline Drive
Spring Branch, Texas 78070
Attn:
Email:

with a copy, which shall not constitute notice, to:
Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 26th Floor New York, New York 10036
Attention:	Ross David Carmel, Esq.
Email:	rcarmel@srfc.law

[Signature Page to Placement Agency Agreement]

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ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Alexander Capital, L.P. (the “Placement Agent”) by Callan JMB Inc. (the “Company”) pursuant to the Placement Agency Agreement dated as of the date hereof between the Company and the Placement Agent, as it may be amended from time to time in writing (the “Agreement”), the Company and the Placement Agent hereby agree as follows:

1. To the extent permitted by law, the Company will indemnify the Placement Agent and its affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against all losses, claims, damages, reasonable and documented out-of-pocket expenses and liabilities, as the same are incurred (including the reasonable and documented out-of-pocket fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to the Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted from the willful misconduct, bad faith or gross negligence in performing the services described herein.

2. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable and documented out-of-pocket fees and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld, unless such settlement includes an unconditional release of the Placement Agent from all liability arising out of such claim, action or proceeding.

3. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4. If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent, as the case may be, as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand, and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under the Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

5. These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

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